UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2019

ALICO, INC.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10070 Daniels Interstate Court Fort Myers, Florida, 33913 (Address of principal executive offices)

Registrant's telephone number, including area code: (239) 226-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Settlement Agreement

On February 11, 2019, Alico, Inc. (the "Company" or "Alico") along with George R. Brokaw, R. Greg Eisner, Benjamin D. Fishman, W. Andrew Krusen, Henry R. Slack (each of the foregoing individuals, together with Alico, the "Alico Parties") entered into a Settlement Agreement and Release (the "Settlement Agreement") with Remy W. Trafelet ("Trafelet"), the former president and chief executive officer of the Company, 734 Agriculture, LLC ("734 Agriculture"), RCF 2014 Legacy LLC ("RCF") and Delta Offshore Master II, LTD. (collectively with Trafelet, 734 Agriculture and RCF, the "Trafelet Parties"). Pursuant to the Settlement Agreement, among other matters, the Alico Parties and the Trafelet Parties have agreed to promptly dismiss all claims in the litigation pending in the Circuit Court in Hillsborough County, Florida between the Alico Parties and Trafelet Parties.
Pursuant to the Settlement Agreement, which was unanimously approved by the Alico Board of Directors (the "Board"), Trafelet agreed to voluntarily resign from his roles as president and chief executive officer and a director of the Company, effective upon the execution of the Settlement Agreement.  Under the Settlement Agreement, Mr. Trafelet will forfeit (i) all stock options granted to him in December 2016 and (ii) all stock options granted to him in September 2018, other than 26,250 stock options that will vest if the minimum price of Alico's common stock over 20 consecutive trading days exceeds $35.00 per share and 26,250 stock options that will vest if the minimum price of Alico's common stock over 20 consecutive trading days exceeds $40.00 per share, in each case, by the first anniversary of the date of the Settlement Agreement (collectively, the "Retained Options").  Any Retained Options that vest in accordance with their terms will expire on the date that is six months following the date on which the Retained Option vests, and any Retained Options that do not vest by the first anniversary of the Settlement Agreement will be forfeited as of such first anniversary.
The Trafelet Parties have agreed that until the earlier of the five-year anniversary of the Settlement Agreement and the date on which the Trafelet Parties together with any affiliates cease to beneficially own in the aggregate at least 0.5% of the outstanding shares of Alico common stock (the "Restricted Period"), the Trafelet Parties will vote all shares of Alico common stock that they or their affiliates may beneficially own in accordance with the recommendation of the Board on the election of directors, compensation plans and any routine matter.
The Trafelet Parties have also agreed to abide by certain restrictions with respect to the Company and the Company's securities including, during the Restricted Period, customary standstill provisions, including among others:  (i) acquiring any voting securities of the Company; (ii) soliciting or participating in the solicitation of proxies or a written consent of shareholders of the Company; (iii) joining any "Group"; or (iv) seeking, alone or in concert with others, board representation or the nominations for election or removal of any director.
Additionally, on February 11, 2019, Trafelet, 734 Agriculture, 734 Investors, LLC ("734 Investors"), and certain members of 734 Investors entered into a settlement agreement resolving pending litigation in the Delaware Court of Chancery.  Pursuant to that agreement, 734 Agriculture resigned as Managing Member of 734 Investors and Arlon Valencia Holdings, LLC was confirmed as Managing Member of 734 Investors.
A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.
Registration Rights Agreement

Also on February 11, 2019, as contemplated by the Settlement Agreement, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Trafelet, relating to the shares of the Company's common stock held by Trafelet or his affiliates as of February 11, 2019 (the "Registrable Securities").
The Registration Rights Agreement requires the Company to, among other things and subject to the terms and conditions thereof, use reasonable best efforts to file with the U.S. Securities and Exchange Commission a registration statement on Form S-3 within 90 days of the date thereof, covering the resale of the Registrable Securities.

A copy of the Registration Rights Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.2 and incorporated by reference herein. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.
This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described above, on February 11, 2019 and as contemplated by the Settlement Agreement, Trafelet submitted to the Board his resignation as president and chief executive officer of the Company and a member of the Board, effective upon the execution of the Settlement Agreement. Trafelet's resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.  The description of the Retained Options set forth in Item 1.01 is incorporated by reference herein.
Also on February 11, 2019, as contemplated by the Settlement Agreement, the Company entered into a consulting agreement (the "Consulting Agreement") with Trafelet and 3584 Inc., an entity controlled by Trafelet (the "Consultant"). Pursuant to the Consulting Agreement, Trafelet will make himself available to provide consulting services to the Company through the Consultant for up to 24 months. In exchange for the consulting services, the Consultant will receive an annual consulting fee of $400,000.  If the Company terminates the consulting period (other than in certain specified circumstances), the Company will continue to pay the consulting fees described in the immediately preceding sentence through the balance of the 24-month term.
A copy of the Consulting Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.3 and incorporated by reference herein. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.
Item 8.01.	Other Events.
On February 11, 2019, the Company issued a press release announcing entry into the Settlement Agreement and the resignation of Trafelet as president and chief executive officer of the Company and a member of the Board. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit	Description
10.1
Settlement Agreement and Release, dated as of February 11, 2019, by and among Alico, Inc., George R. Brokaw, R. Greg Eisner, Benjamin D. Fishman, W. Andrew Krusen, Henry R. Slack, Remy W. Trafelet , 734 Agriculture, LLC, RCF 2014 Legacy LLC and Delta Offshore Master II, LTD.

10.2	Registration Rights Agreement, dated as of February 11 2019, by and between Alico, Inc. and Remy W. Trafelet (included as Exhibit C to Exhibit 10.1 to this Form 8-K).
10.3	Consulting Agreement, dated as of February 11, 2019, by and among Alico, Inc., 3584 Inc., and Remy W. Trafelet (included as Exhibit B to Exhibit 10.1 to this Form 8-K).
99.1	Press Release, dated February 11, 2019 (included as Exhibit D to Exhibit 10.1 to this Form 8-K).

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be" "is likely to," "believes," and similar expressions referring to future periods. The Company believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, the Company cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; market and pricing risks due to concentrated ownership of stock; the Company's receipt of future funding from the state of Florida in connection with water retention projects; any federal relief received in the future by the Company in connection with Hurricane Irma; recent changes in the equity plan awards to employees; continuation of the Company's dividend policy; political changes and economic crises; competitive actions by other companies; changes in dividends; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in pricing calculations with our customers; fluctuations in the value of the U.S. dollar, interest rates, inflation and deflation rates; changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; soil conditions, harvest yields, prices for commodities, and crop production expenses. Other risks and uncertainties include those that are described in Alico's SEC filings, which are available on the SEC's website at http://www.sec.gov. The Company undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
Date: February 11, 2019	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer